Exhibit 99.1

NEWS RELEASE for November 2, 2006 at 4:00 pm EDT
Contact:	Allen & Caron	PhotoMedex, Inc.
	Matt Clawson (investors)	Dennis McGrath, CFO
	949-474-4300	215-619-3287
	matt@allencaron.com	info@photomedex.com

PHOTOMEDEX ANNOUNCES THIRD QUARTER 2006 RESULTS

XTRAC® Business Increased 68% and Procedures Increased 45% from Prior Year Third Quarter;
Sequentially Overall Dermatology Business Increased 12%

MONTGOMERYVILLE, PA – November 2, 2006 -- PhotoMedex, Inc. (NASDAQ: PHMD) today announced the results of its operations for the third quarter ended September 30, 2006.  Revenues for the third quarter ended September 30, 2006 were $8,291,547, as compared to revenues for the third quarter ended September 30, 2005 of $7,623,838, an increase of 8.8 percent.

          XTRAC® procedures billed in this year’s third quarter increased 45 percent from 2005 third quarter levels. On a sequential basis, in the third quarter of 2006, revenue from the XTRAC® business (domestic and international) rose 37 percent from the levels reported in the second quarter of 2006 and 68 percent from the third quarter in 2005.

          Jeffrey O’Donnell, PhotoMedex CEO and President, commented, “Our dermatology business had a solid performance in the third quarter; up, in what typically is a historically difficult quarter.  Total XTRAC revenues, including domestic treatments, revenues, and international laser sales experienced double digit growth again.  Despite weaker than anticipated results from our Surgical Division, we believe that the Surgical Division has a bright future.  Company-wide, our performance has resulted in positive cash flow and we are pleased with improvements in key metrics.”

          Continuing, O’Donnell stated, “Our recently announced private placement changes the game for PhotoMedex.  We now have the working capital to hire the additional human resources to create and implement a clinical specialists’ field force, which we feel is needed to increase procedures, per laser, per quarter.  We believe we will also be able to take advantage of new corporate partnerships on the surgical side, as well as expand our surgical services nationwide, through a major national hospital chain.”

          The net loss for the quarter ended September 30, 2006 was $1,693,035, or $(0.03) per fully diluted share, compared to a net loss for the third quarter of 2005 of $1,349,900, or $(0.03) per fully diluted share.   This year’s third quarter net loss included charges for stock-based compensation expense of $349,553 and depreciation and amortization of $1,047,178.  Last year’s third quarter net loss included depreciation and amortization of $883,961.  There was no employee stock-based compensation expense recorded for the three months ended September 30, 2005 because the adoption of the new accounting standard FAS 123R occurred on January 1, 2006.  A reconciliation of non-GAAP financial measures used in this news release to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below in the section on Non-GAAP Measures.

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          Revenues for the nine months ended September 30, 2006 were $24,596,452, as compared to the revenues for the nine months ended September 30, 2005 of $20,662,340.

          The net loss for the nine months ended September 30, 2006 was $5,383,228, or $(0.10) per fully diluted share, compared to a net loss for the nine months of last year of $3,138,663, or $(0.07) per fully diluted share.  This year’s net loss included charges for stock-based compensation expense of $1,248,111 and depreciation and amortization of $3,101,689.  Last year’s net loss for the nine months included depreciation and amortization of $2,216,715.  There was no employee stock-based compensation expense recorded for the nine months ended September 30, 2005.

          As of September 30, 2006, the Company had cash and cash equivalents of $4,437,457, including restricted cash of $156,000.   On October 31, 2006, the company entered into a definitive agreement with institutional investors for the private placement of approximately 9.8 million shares of common stock at a price of $1.17 per share, together with warrants to purchase approximately 2.4 million shares of common stock at an exercise price of $1.60 per share.  Gross proceeds from the private placement will be approximately $11.4 million.

Non-GAAP Measures

          To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex has begun providing certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net loss and non-GAAP loss per fully diluted share.

          PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of PhotoMedex’s current financial performance and provide further information for comparative information due to the adoption of the new accounting standard FAS 123R.

          Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

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PHOTOMEDEX ANNOUNCES THIRD QUARTER 2006 RESULTS
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	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Net loss	$(1,693,035)	$(1,349,900)	$(5,383,228)	$(3,138,663)
Adjustments
Stock-based compensation	349,553	—	1,248,111	—
Depreciation and amortization	1,047,178	883,961	3,101,689	2,216,715
Other non-cash charges	22,685	82,724	110,366	346,272

Total adjustments	$1,419,416	$966,685	$4,460,166	$2,562,987

Non-GAAP adjusted income (loss)	$(273,619)	$(383,215)	$(923,062)	$(575,676)

Shares used in computing basic and fully diluted	52,659,132	51,198,095	52,486,758	47,972,456

Non-GAAP adjusted loss per fully diluted share	$0.01	$0.01	$(0.02)	$(0.01)

Conference Call and Webcast Details

          PhotoMedex will hold a conference call to discuss the Company’s third quarter 2006 results on Thursday, November 2 at 4:30 p.m. Eastern Time.

          To participate in the conference call, dial 800.289.0529 (and confirmation code # 3184912) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, November 2, from 7:30 p.m. EST until midnight on Wednesday, November 15, by dialing 888.203.1112   and using confirmation code # 3184912.

          The live broadcast of PhotoMedex’s quarterly conference call will be available online with an accompanying slide presentation by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

PhotoMedex is engaged in the development of proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications, with FDA clearance to market the XTRAC® laser system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma.  In addition, the Company provides contract medical procedures to hospitals, surgi-centers and doctors’ offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition, as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena®, a Johnson & Johnson company. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

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PHOTOMEDEX ANNOUNCES THIRD QUARTER 2006 RESULTS
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SAFE HARBOR STATEMENT

          Some paragraphs of this press release, particularly those describing PhotoMedex’ strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on PhotoMedex’ results of operations. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex and its subsidiaries that they will achieve such forward-looking statements.

TABLES FOLLOW

PHOTOMEDEX ANNOUNCES THIRD QUARTER 2006 RESULTS
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PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

		Three Months Ended September 30,			Nine Months Ended September 30,

		2006	2005		2006	2005 *

Revenues		$8,291,547	$7,623,838		$24,596,452	$20,662,340
Cost of sales		4,658,936	4,303,384		13,591,024	11,157,944

Gross profit		3,632,611	3,320,454		11,005,428	9,504,396

Operating expenses:
Selling, general and administrative		4,899,404	4,526,178		15,206,041	11,944,593
Research and development and engineering		267,062	304,935		764,445	819,845

		5,166,466	4,831,113		15,970,486	12,764,438
Loss from continuing operations before interest expense, net		(1,533,855)	(1,510,659)		(4,965,058)	(3,260,042)
Other income		—	244,988		—	333,655
Interest expense, net		(159,180)	(84,229)		(418,170)	(212,276)

Net loss	[1]	$(1,693,035)	$(1,349,900	) [1]	$(5,383,228)	$(3,138,663)

Basic and diluted net loss per share		$(0.03)	$(0.03)		$(0.10)	$(0.07)

Shares used in computing basic and diluted net loss per share		52,659,132	51,198,095		52,486,758	47,972,456

[1] Includes Depreciation and Amortization		$1,047,178	$883,961		$3,101,689	$2,216,715
Share-based compensation expense		$349,553	$—		$1,248,111	$—

* PhotoMedex, Inc. acquired ProCyte Corporation (“ProCyte”) on March 18, 2005 and, as such, the operating results of ProCyte for the nine months ended September 30, 2005 include activity from ProCyte from March 19, 2005 through September 30, 2005.

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PHOTOMEDEX ANNOUNCES THIRD QUARTER 2006 RESULTS
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PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2006	December 31, 2005

Assets
Cash and cash equivalents	$4,437,457	$5,609,967
Accounts receivable, net	4,721,340	4,651,080
Inventories	7,525,412	8,047,444
Other current assets	870,755	621,372
Property and equipment, net	8,340,585	7,044,713
Intangibles and other assets	23,028,316	22,701,030

Total Assets	$48,923,865	$48,675,606

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$5,909,144	$5,171,387
Other current liabilities	834,608	670,740
Bank and lease notes Payable	6,756,148	4,416,451
Stockholders’ equity	35,423,965	38,417,028

Total Liabilities and Stockholders’ Equity	$48,923,865	$48,675,606

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PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,693,035)	$(1,349,900)	$(5,383,228)	$(3,138,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,047,178	883,961	3,101,689	2,216,715
Stock-based compensation expense related to employee options and restricted stock	349,552	—	1,248,111	—
Provision for bad debts	7,965	—	66,211	276,124
Other	14,720	82,724	44,155	70,148
Changes in assets and liabilities:
(Increase) decrease in:
Accounts Receivables	135,114	27,571	(136,471)	260,265
Inventories	640,212	184,067	612,427	(403,335)
Prepaid expenses and other assets	343,358	110,630	710,407	545,943
Increase (decrease) in:
Accounts payable & other accrued expenses	205,858	173,657	355,939	(2,242,753)
Deferred revenues	28,051	(95,313)	198,758	(201,070)

Net cash (used in) provided by operating activities	1,078,973	17,397	817,998	(2,616,626)
CASH FLOWS FROM INVESTING ACTIVITIES:	(1,413,424)	(846,878)	(3,546,179)	2,942,393
CASH FLOWS FROM FINANCING ACTIVITIES:	483,566	493,316	1,606,602	966,566

NET INCREASE IN CASH	149,115	(336,165)	(1,121,579)	1,292,333
CASH, BEGINNING OF PERIOD	4,132,342	5,513,315	5,403,036	3,884,817

CASH, END OF PERIOD	4,281,457	5,177,150	4,281,457	5,177,150
RESTRICTED CASH	156,000	206,931	156,000	206,931

TOTAL	$4,437,457	$5,384,081	$4,437,457	$5,384,081

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The following tables reflect results of operations from our business segments for the periods indicated below:

	Three Months Ended September 30, 2006

	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL

Revenues	$1,601,125	$616,342	$3,050,249	$1,793,088	$1,230,743	$8,291,547
Costs of revenues	1,224,007	320,502	913,012	1,409,453	791,962	4,658,936

Gross profit	377,118	295,840	2,137,237	383,635	438,781	3,632,611

Gross profit%	23.6%	48.0%	70.1%	21.4%	35.7%	43.8%
Allocated Operating expenses:
Selling, general and administrative	987,163	60,876	1,300,536	226,436	120,908	2,695,919
Engineering and product development	—	—	144,996	—	122,066	267,062
Unallocated Operating expenses	—	—	—	—	—	2,203,485

	987,163	60,876	1,445,532	226,436	242,974	5,166,466

Income (loss) from operations	(610,045)	234,964	691,705	157,199	195,808	(1,533,855)
Interest expense, net	—	—	—	—	—	(159,180)

Net income (loss)	$(610,045)	$234,964	$691,705	$157,199	$195,808	$(1,693,035)

	Three Months Ended September 30, 2005

	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL

Revenues	$1,019,184	$299,176	$2,928,681	$1,903,336	$1,473,461	$7,623,838
Costs of revenues	859,061	244,065	869,405	1,465,502	865,351	4,303,384

Gross profit	160,123	55,111	2,059,276	437,834	608,110	3,320,454

Gross profit%	15.7%	18.4%	70.3%	23.0%	41.3%	43.6%
Allocated Operating expenses:
Selling, general and administrative	703,924	46,407	1,574,059	308,701	157,269	2,790,360
Engineering and product development	—	—	142,948	—	161,987	304,935
Unallocated Operating expenses	—	—	—	—	—	1,735,818

	703,924	46,407	1,717,007	308,701	319,256	4,831,113

Income (loss) from operations	(543,801)	8,704	342,269	129,133	288,854	(1,510,659)
Other income						244,988
Interest expense, net	—	—	—	—	—	(84,229)

Net income (loss)	$(543,801)	$8,704	$342,269	$129,133	$288,854	$(1,349,900)

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